EXHIBIT 4.27


                              VALUESTAR CORPORATION
                          REGISTRATION RIGHTS AGREEMENT
                      AND SHAREHOLDERS AGREEMENT AMENDMENT

         THIS REGISTRATION RIGHTS AGREEMENT AND SHAREHOLDERS AGREEMENT AMENDMENT (this "Agreement") is dated effective as of July 21, 1999, by and among VALUESTAR CORPORATION, a Colorado corporation (the "Company"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware Limited Partnership ("Seacoast"), PACIFIC MEZZANINE FUND, L.P. a California limited partnership ("Pacific"), TANGENT GROWTH FUND, L.P., a California limited partnership ("Tangent"), James
A. Barnes ("Barnes"), and Jerry E. Polis ("Polis"), and the additional entities or individuals set forth on Schedule 1 attached hereto and incorporated herein by reference who have entered into the ValueStar Corporation Series A Preferred Stock Purchase Agreement dated on even date herewith (the "Purchase Agreement") (individually, each such individual or entity as well as Seacoast, Pacific, Tangent, Barnes and Polis a "Holder" and collectively, all such individuals and entities, the "Holders").

                                     RECITAL
                                     -------

         A. On March 31, 1999, Seacoast, Pacific, Tangent, Barnes, Polis and Jim Stein ("Stein") entered into a Shareholders Agreement (the "Shareholders
Agreement") which granted certain registration rights pursuant to Article VII thereunder (the "Registration Agreement").

         B. Seacoast, Pacific, Tangent, Polis and Barnes desire to amend and restate the Registration Agreement in consideration of the purchase by the Holders of shares of the Company's Series A Convertible Preferred Stock pursuant to the Purchase Agreement.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

         1.       Definitions.

                  a. "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  b. "Capital Stock" means the Company's common stock and any other capital stock of the Company authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in the Company, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, preferred stock, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

                  c. "Common Stock" means any and all (i) common stock of the Corporation issued or issuable upon conversion of the Corporation's Series A Convertible Preferred Stock, (ii) all common stock and Other Securities of the Corporation issued or issuable pursuant to the Warrants issued under the Warrant Purchase Agreement (collectively, (i) and (ii) the "Stock"); (iii) any common stock of the Corporation issued as a dividend or other distribution with respect to or in replacement of the Stock, and (iv) any common stock of the Corporation issued in any combination or subdivision of the Stock. In determining the amount of Common Stock held by any Person, the sum of (i), (ii), (iii) and (iv) shall be used.

                  d. "Exchange Act" means the Securities Exchange Act of 1934, as amended or any similar Federal statue and the rules and regulations of the Commission thereunder all as the same shall be in effect at the time.

                  e. "Indebtedness" means for any Person: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes and leases of property or assets made as a part of any sale and lease-back transaction if required to be capitalized, (d) all indebtedness under guaranties, endorsements, assumptions, or other contractual obligations, including any letters of credit, or the obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by any lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, (f) trade accounts payable more than one hundred twenty (120) days past due, (g) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to in clauses (a), (b), (c), (d), (e) or (f).

                  f. "Other Securities" Any stock other than the Corporation's common stock, other securities, property, or other property or rights that the Holders become entitled to receive upon exercise of the Warrants.

                  g.  "Person"  means  any   individual,   corporation,   trust,
partnership, association, or other entity.

                  h. "Public Offering" A public offering of shares of any class of Capital Stock by the Company issued to the general public pursuant to a registration statement declared effective by the United States Securities and Exchange Commission.

                  i. "Registrable Securities" means the Common Stock.

                  j. "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  k. "Senior Obligations" means and includes any and all Indebtedness and/or liabilities of the Company to each of Seacoast, Pacific and Tangent (each a "Noteholder")of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, under that certain "Note Purchase Agreement" and any "Other Agreement" (as such agreements are referenced under the Warrant Agreement) (regardless of how such Indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument) and all obligations of the Company and any of its subsidiaries to each Noteholder to perform acts or refrain from taking any action under any of the aforementioned documents, together with all renewals, modifications, extensions, increases, substitutions or replacements of any of such Indebtedness.

                  l. "Series A Stock" means all issued and outstanding Series A Convertible Preferred Stock of the Company and any common stock shares issuable upon conversion thereof.

                  m. "Subsidiary" Each Person of which or in which the Company or its other Subsidiaries own directly or indirectly fifty-one percent (51%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation or similar person; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture, or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

                  n. "Warrant Purchase Agreement" means that certain agreement by and among the parties hereto and Jim Stein dated March 31, 1999. Any terms not defined herein shall have the meaning set forth in the Warrant Purchase Agreement.

                  o. "Warrants" means collectively the "A Warrant," the "B Warrant" and the "C Warrant" referred to in Section 2.01 of the Warrant Purchase Agreement and all Warrants issued upon the transfer or division of, or in substitution for, such Warrants.

         2.       Registration Rights.

                  a. Required Registration. At any time, Holders of a majority of the Registrable Securities held by Seacoast, Pacific and Tangent may, upon not more than two (2) occasions and not more often than once during any 180-day period, make a written request to the Company requesting that the Company effect the registration of Registrable Securities so long as such request is for an aggregate offering price of not less than Five Million Dollars ($5,000,000). After receipt of such a request, the Company will, as soon as practicable, notify all Holders of such request and use its best efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by any Holder for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof) of the Registrable Securities so registered.

         Notwithstanding the foregoing, if the managing underwriter or underwriters, if any, of such offering deliver a written opinion to each Holder of such Registrable Securities that the success of the offering under this
Section 2.a. would be materially and adversely affected by the inclusion of any securities requested to be included in such offering, then the amount of securities to be offered for the accounts of any Persons will be reduced (i) first according to the securities proposed for registration by any Persons other than the Holders to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters, and then (ii) by any Series A Stock held by any Holder, and (iii) if such underwriter requires reduction of the securities to be included in the offering in excess of all issued and outstanding Series A Stock held by such participating Holders, pro rata among all such Holders (according to the securities proposed for such registration held by such Holders).

                  b. Incidental Registration. If the Company at any time proposes to file on its behalf or on behalf of any of its security holders a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form unless such forms are being used in lieu of or as the functional equivalent of, registration rights) for any class that is the same or similar to Registrable Securities, it will give written notice setting forth the terms of the proposed offering and such other information as the Holders may reasonably request to all holders of Registrable Securities at least twenty (20) days before the initial filing with the Commission of such registration statement, and offer to include in such filing such Registrable Securities as any Holder may request. Each Holder of any such Registrable Securities desiring to have Registrable Securities registered under this Section 2.b. will advise the Company in writing within ten (10) days after the date of receipt of such notice from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company will thereupon include in such filing the number of Registrable Securities for which registration is so requested, and will use its best efforts to effect registration under the Securities Act of such Registrable Securities.

         Notwithstanding the foregoing, if the managing underwriter or underwriters, if any, of such offering deliver a written opinion to each Holder of such Registrable Securities that the success of the offering would be materially and adversely affected by the inclusion of the Registrable Securities requested to be included, then the amount of securities to be offered for the accounts of Holders will be reduced pro rata (according to the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided, however, that if securities are being offered for the account of other Persons as well as the Company, then with respect to the Registrable Securities intended to be offered to Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced will not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons (other than the Company) is reduced.

                  c. Form S-3 Registrations. In addition to the registration rights provided in Sections 2.a. and 2.b. above, if at any time the Company is eligible to use Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, any Holder of Registrable Securities may request in writing that the Company register shares of Registrable Securities on such form so long as such request is for an aggregate offering price of at least One Million Dollars ($1,000,000). Upon receipt of such request, the Company will promptly notify all holders of Registrable Securities in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within fifteen (15) days of receipt of the Company's notice) to have its Registrable Securities included in such registration pursuant to this Section
7.03. Thereupon, the Company will, as soon as practicable, use its best efforts to effect the registration on Form S-3 of all Registrable Securities that the Company has so been requested to register by such Holder for sale. The Company will use its best efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes.

                  d. Rule 144 Availability. Notwithstanding the foregoing, the Company will not be obligated to register any Registrable Securities as to which counsel reasonably acceptable to the Holders renders an opinion in form and substance satisfactory to the Holders to the effect that such Registrable
Securities are freely saleable without limitation as to volume under Rule 144 under the Securities Act.

                  e.   Registration   Procedures.   In   connection   with   any
registration of Registrable Securities under this Agreement, the Company will, as soon as practicable:

                  (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of such time as all Registrable Securities subject to such registration statement have been disposed of or the expiration of one hundred eighty (180) days;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of or the expiration of one hundred eighty (180) days;

                  (iii) furnish to each Holder such number of copies of the registration statement and prospectus (including, without limitation, a preliminary prospectus) in conformity with the requirements of the Securities Act (in each case including all exhibits) and each amendment or supplement thereto, together with such other documents as any Holder may reasonably request;

                  (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder reasonably requests, and do such other acts and things as may be reasonably required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement, except any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction;

                  (v) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as practicable, an earnings statement covering the period of at least twelve months beginning with the first month after the effective date of such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act;

                  (vi) provide and cause to be maintained a transfer agent and registrar for Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                  (vii) if requested by the underwriters for any underwritten offering or Registrable Securities on behalf of a Holder of Registrable Securities pursuant to a registration requested under Section 2.a, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions with respect to indemnities and contribution as are reasonably satisfactory to such underwriters and the Holders; the Holders on whose behalf Registrable Securities are to be distributed by such underwriters will be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, will also be made to and for the benefit of such Holders of Registrable Securities; and no Holder of Registrable Securities will be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable and customary representations, warranties, or agreements regarding such Holder, such Holder's Registrable Securities, such Holder's intended method or methods of disposition, and any other representation required by law;

                  (viii) furnish, at the written request of any Holder, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion in form and substance reasonably satisfactory to such Holders, and addressing matters customarily addressed in underwritten public offerings, of the counsel representing the Company for the purposes of such registration (who will not be an employee of the Company and who will be satisfactory to such Holders), addressed to the underwriters, if any, and to the selling Holders; and (ii) a letter (the "comfort letter") in form and substance reasonably satisfactory to such Holders, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the selling Holders making such request (and, if such accountants refuse to deliver the comfort letter to such Holders, then the comfort letter will be addressed to the Company and accompanied by a letter from such accountants addressed to such Holders stating that they may rely on the comfort letter addressed to the Company); and

                  (ix) during the period when the registration statement is required to be effective, notify each selling Holder of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. It will be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities that are to be registered at the request of any Holder of Registrable Securities that such Holder furnish to the Company such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as is legally required in connection with the action taken by the Company. The managing underwriter or underwriters, if any, for any offering of Registrable Securities to be registered pursuant to Section 2.a. or 2.c. will be selected by the Holders of a majority of the Registrable Securities being so registered.

                  f. Allocation of Expenses. Except as provided in the following sentence, the Company will bear all expenses arising or incurred in connection with any of the transactions contemplated by this Agreement, including, without limitation, (a) all expenses incident to filing with the National Association of Securities Dealers, Inc.; (b) registration fees; (c) printing expenses; (d) accounting and legal fees and expenses; (e) expenses of any special audits or comfort letters incident to or required by any such registration or qualification; and (f) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification. Each Holder will severally bear the expense of its underwriting fees, discounts, or commissions relating to its sale of Registrable Securities.

                  g. Listing on Securities Exchange. If the Company lists any shares of Capital Stock on any securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System or similar system, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all Registrable Securities.

                  h. Holdback Agreements.

                  (i) If any registration pursuant to Section 2.b is in connection with an underwritten public offering, each Holder of Registrable Securities agrees, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) during the period beginning seven (7) days prior to the effective date of such registration statement and ending on the one hundred eightieth (180th) day after the effective date of such registration statement; provided, however, that Jim Stein and each Person that is an officer, director, or beneficial owner of five percent (5%) or more of the outstanding shares of any class of Capital Stock enters into such an agreement.

                  (ii) The Company agrees not to effect any public sale or distribution during the period seven (7) days (or such longer period as may be prescribed by Regulation M) prior to the effective date of the registration statement employed in any underwritten public offering and ending on the one hundred eightieth (180th) day after any such registration statement contemplated by Sections 2.a. or 2.c. has become effective, except as part of such underwritten public offering pursuant to such registration statement and except pursuant to securities registered on Forms S-4 or S-8 of the Commission or any successor forms, and the Company agrees to use its best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period.

                  i. Rule 144. At all times following completion by the Company of a Public Offering, the Company will take such action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration pursuant to and in accordance with (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  j. Rule 144A. The Company agrees that, upon the request of any Holder or any prospective purchaser of Registrable Securities designated by a Holder, the Company will promptly provide (but in any case within fifteen (15) days of a request) to such Holder or potential purchaser, the following publicly available information:

                  (i) a brief statement of the nature of the business of the Company and any Subsidiaries and the products and services they offer;

                  (ii) the most recent consolidated balance sheets and profit and losses and retained earnings statements, and similar financial statements of the Company for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information will be audited, to the extent reasonably available); and

                  (iii) such other publicly available information about the Company, any Subsidiaries, and their business, financial condition, and results of operations as the requesting Holder or purchaser of such Warrants requests in order to comply with Rule 144A, as amended, and the antifraud provisions of the federal and state securities laws. The Company hereby represents and warrants to any such requesting Holder and any prospective purchaser of Warrants or Warrant Shares from such Holder that the information provided by the Company pursuant to this Section 2.j. will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  k. Limitations on Subsequent Registration Rights. Until (i) a Qualified Liquidity Milestone, (ii) a Qualified Liquidation Event (as each is defined in the Company's Certificate of Designation filed with the Colorado Secretary of State) (iii) the repayment of any and all Senior Obligations owed to such Noteholder and the sale in excess of 80% of such Noteholder's common stock shares and Other Securities issued or issuable under the Warrants from and after the date of this Agreement or until the provisions of Section 2.d. are applicable, the Company will not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.a., unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the effectiveness of the first registration statement effected under Section 2.a. or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.a..

                  l. Right to Delay a Demand Registration. If, at the time of any request to register Registrable Securities hereunder, the Company is preparing a registration statement for a Public Offering (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable) and such registration statement in fact is filed and becomes effective within ninety (90) days after the request, then the Company may at its option delay such request for a period not more than in excess of one hundred twenty (120) days from the effective date of such offering or the date of commencement of such other activity, as the case may be. Such right to delay shall be exercised by the Company not more than once in any twelve (12) month period. Nothing in this
Section 2.l. shall preclude a Holder of Registrable Securities from enjoying registration rights which it might otherwise possess under this this Agreement.

                  m. Indemnification by Holders of Registrable Securities. Each Holder of any Registrable Securities shall, by acceptance thereof, indemnify and hold harmless each other holder of any Registrable Securities, the Company, its directors and officers, each above-described underwriter who contracts with the Company or its agents and each other Person, if any, who controls the Company or such underwriter, against any liability, joint or several, to which any such other Holder, the Company, underwriter or any such director or officer of any such Person may become subject under the Securities Act or any other statute or at common law, if such liability (or actions in respect hereof) arises out of or is based upon (i) the disposition by such Holder of such Registrable Securities in violation of the provisions of this Agreement, (ii) any alleged untrue statement of any material fact contained in any registration statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (iii) any alleged omission to state therein a material fact required to be stated therein or necessary to make statement(s) therein not misleading. Notwithstanding any other provision of this Section, the indemnification rights set forth in this Section shall be given in the case of clause (ii) or (iii) only if such alleged untrue statement or alleged omission supplement thereto was made (1) in reliance upon and in conformity with information furnished to the Company by such Holder expressly stated for use therein, and (2) not based on the authority of an expert as to whom the holder had no reasonable ground to believe, and did not believe, that (A) the statements made on the authority of such expert were untrue or (B) there was an omission to state a material fact. Such Holder shall reimburse the Company, such underwriter or such director, officer, other Person or other Holder for any reasonable legal fees incurred in investigating or defending any such liability; provided, however, that no Holder of Registrable Securities shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act; and provided further, that the obligations of such Holder of Registrable Securities for the indemnity hereunder shall be limited to an amount equal to the net proceeds received by such Holder of Registrable Securities upon disposition thereof and shall not extend to any settlement of claims related thereto without the express written consent of such Holder of Registrable Securities, which consent shall not be unreasonably withheld.

         3.       Waiver of Certain Shareholder Agreement Rights.

                  a. Preemptive Rights. In consideration of each of Seacoast's, Pacific's and Tangent's purchase of the Company's Series A Stock under the Purchase Agreement, each of Seacoast, Pacific and Tangent hereby waive all of their rights set forth under Article II of the Shareholder Agreement with respect to the Company's sale of the Series A Stock pursuant to the Purchase Agreement and the rights accorded thereunder and this Agreement (and any other Capital Stock issued hereafter in connection with the Series A Stock).

                  b. Dilution Fee. Each of Seacoast, Pacific and Tangent hereby agree that the "Dilution Fee" set forth in Article III of the Shareholder Agreement shall not apply with respect to any cash dividend or cash distribution made by the Company on any shares of the Company's Series A Stock (or any other Capital Stock issued hereafter in connection with the Series A Stock).

                  c. Drag Along Rights. Each of Seacoast, Pacific and Tangent hereby agree that for purposes of the drag along rights set forth in Article IV of the Shareholders Agreement, the issued and outstanding shares of Series A Stock (or any other Capital Stock issued hereafter in connection with the Series A Stock) shall not be used in either the numerator or denominator of any percentage calculation to determine the percentage ownership in the Company of the number of issued and outstanding voting stock shares of the Company held by either Barnes, Polis, Stein or their affiliates. For purposes of the definition of "Shareholder" under the Shareholder Agreement, each of Seacoast, Pacific and Tangent agree that Shareholder shall collectively include for each of Barnes and Polis those affiliated entities identified on the signature of the Shareholder Agreement as being affiliated with each such individual.

                  d. First Refusal; and Co-Sale Rights. In addition to any other equity excluded from the provisions of Article VI of the Shareholders Agreement, each of Seacoast ,Pacific and Tangent hereby agree that the Series A Stock (and any other Capital Stock issued hereafter in connection with the Series A Stock) held by Barnes and Polis or their affiliates shall not be subject to the first refusal or co-sale rights set forth in Article VI of the Shareholder Agreement.

                  e. Voting Agreement. Each of Seacoast, Pacific and Tangent hereby agree that Barnes' and Polis' voting obligations under Article VIII of the Shareholders Agreement with respect to the Capital Stock now owned or later acquired by them shall expire with respect to any shares of Series A Stock (and any other Capital Stock issued hereafter in connection with the Series A Stock) at such time that Barnes or Polis, as the case may be, are no longer the beneficial owners with respect to such shares of Capital Stock, whether or not they continue to own other shares of Series A Stock

         4.       Miscellaneous.

                  a.   Headings.   The  headings  in  this   Agreement  are  for
convenience and reference only and are not part of the substance of this Agreement.

                  b. Severability. The parties to this Agreement expressly agree that it is not their intention to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties to this Agreement, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

                  c. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given, or delivered (and "the date of such notice" or words of similar effect will mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), whichever is earlier, and addressed to the party to be notified as follows:

If to Seacoast, at        Seacoast Capital Partners Limited Partnership
                                    One Sansome Street, Suite 2100
                                    San Francisco, California  94104
                                    Attention:  Jeffrey J. Holland
                                    Fax:  (415) 956-1459

                          Seacoast Capital Partners Limited Partnership c/o Seacoast Capital Corporation
                          55 Ferncroft Road
                          Danvers, Massachusetts  01923
                          Attention:  Walt Leonard
                          Fax: (508) 750-1301

If to Pacific, at         Pacific Mezzanine Fund, L.P.
                          2200 Powell Street, Suite 1250
                          Emeryville, California  94608
                          Attention: Dave Woodward
                          Fax:  (510) 595-9801

If to Tangent, at         Tangent Growth Fund, L.P.
                          1 Union Square
                          180 Geary Street, Suite 500
                          San Francisco, California  94108
                          Attention: Mark P. Gilles
                          Fax:  (415) 392-1928

with courtesy copies to:  Patton Boggs LLP
                          2200 Ross Avenue, Suite 900
                          Dallas, Texas  75201
                          Attention:  Charles P. Miller, Esq.
                          Fax:  (214) 871-2688

If to the Company, at     ValueStar Corporation
                          360 22nd Street, Suite 210
                          Oakland, CA  94612
                          FAX: (510) 808-1400
                          Attention: Jim Stein

with courtesy copies to:  Bay Venture Counsel, LLP
                          1999 Harrison Street, Suite 1300
                          Oakland, California  94612
                          Attention: Donald C. Reinke, Esq.
                          Fax:  (510) 834-7440


If to Barnes:             James A. Barnes
                          8617 Canyon View Drive
                          Las Vegas, NV 89117
                          Facsimile: (702) 254-4212

If to Polis:              Jerry E. Polis
                          980 American Pacific Drive, Suite 111
                          Henderson, Nevada  89014
                          Fax: (702) 737-6900

If to any other Holder:   As set forth on Schedule 1.

or to such other address as each party may designate for itself by like notice. Notice to any other Holder will be delivered as set forth above to the address shown on the stock transfer books of the Company unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement. Failure or delay in delivering the courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication. No notice, demand, request, consent, approval, declaration, or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

                  d. Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                  e. Remedies. The failure of any party to enforce any right or remedy under this agreement, or to enforce any such right or remedy promptly, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

                  f. Fees. Any and all fees, costs, and expenses, of whatever kind and nature, including attorneys' fees and expenses, incurred by the Holders in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will, to the extent provided in this Agreement, be borne and paid by the Company within ten (10) days of demand by the Holders.

                  g. Counterparts. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

                  h. Choice of Law. THIS AGREEMENT HAS BEEN EXECUTED, DELIVERED, AND ACCEPTED BY THE PARTIES AND WILL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA AND WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

                  i. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner of such Registrable Securities, the beneficial owner of Registrable Securities may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities. In no event will a Holder be required to exercise the Warrant as a condition to the registration of such Warrant or Registrable Securities thereunder.

                  j. No Future Waiver.The Company hereby agrees and acknowledges that the foregoing waivers and consents (a) shall in no event be construed or be deemed to obligate either Seacoast, Pacific or Tangent to agree to any subsequent waiver or consent; (b) shall in no event be construed or be deemed as a waiver of any of the other terms and conditions of the Shareholder Agreement; and (c) shall in no event be construed or be deemed to (i) impair, prejudice or otherwise adversely affect Seacoast's, Pacific's or Tangent's right at any time to exercise any right, privilege, or remedy in connection with the Shareholder Agreement, (ii) amend or alter any provision of the Shareholder Agreement, or
(iii) constitute any course of dealing or other basis or altering any obligation of the Company or any right, privilege or remedy of Seacoast, Pacific or Tangent under the Shareholder Agreement.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                   COMPANY:
                                   --------
                                   VALUESTAR CORPORATION
                                   By:    /s/ JAMES STEIN
                                          ---------------
                                   Name:  James Stein
                                   Its:   President and Chief Executive Officer

                                   /s/ JAMES A. BARNES
                                   -------------------
                                   James A. Barnes, individually, as President of Sunrise Capital, Inc. and General Partner of Tiffany Investments, and as General
                                   Partner of Tiffany Investments Limited Partnership

                                   /s/ JERRY E. POLIS
                                   ------------------
                                   Jerry E. Polis, individually, as President of Davric Corporation and Trustee of the Jerry
                                   E. Polis Family Trust

                                   SEACOAST CAPITAL PARTNERS LIMITED
                                   PARTNERSHIP
                                   By:      Seacoast Capital Corporation,
                                            its general partner
                                            By:  /s/ JEFFREY J. HOLLAND
                                                 ----------------------
                                            Name:  Jeffrey J. Holland
                                            Its:   Vice President

                                   PACIFIC MEZZANINE FUND, L.P.
                                   By:      Pacific Private Capital
                                            its general partner
                                            By:   /s/ DAVID WOODWARD
                                                  ------------------
                                            Name: David Woodward
                                            Its:  General Partner

                                   TANGENT GROWTH FUND, L.P.
                                   By:      Tangent Fund Management, LLC
                                            its general partner
                                            By:    /s/ MARK P. GILLES
                                                   ------------------
                                            Name:  Mark P. Gilles
                                            Its:   Vice President

                                   Schedule 1
                                   ----------


---------------------------------------
Name of Investor

---------------------------------------
Authorized Signature

---------------------------------------
Print Name and Title of Signatory


ADDRESS

---------------------------------------

---------------------------------------

------------------------------------